UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2021

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2021, Faraday Future Intelligent Electric Inc. (the “Company”) received a letter (the “Nasdaq Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”), indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1), since the Company has not yet filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q”). The Nasdaq Letter advised the Company that it is permitted 60 calendar days to submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1), and that the Nasdaq staff can grant the Company an exception, up to 180 calendar days from the due date of the Q3 Form 10-Q, to regain compliance. The Nasdaq Letter further advised the Company that it will be placed on a list of non-compliant Nasdaq companies within five business days of November 17, 2021.

The Company previously filed a Form 12b-25 with the Securities and Exchange Commission on November 15, 2021, disclosing that the Company’s board of directors formed a special committee of independent directors (the “Special Committee”) to investigate allegations of inaccurate disclosures, including claims contained in a short seller report issued on October 7, 2021. The Special Committee has engaged outside counsel to conduct an independent internal investigation to review such allegations. The investigation is ongoing, and the Special Committee continues to work diligently with outside counsel and advisors to complete the investigation as soon as possible. The Company cannot predict the duration of the investigation, eventual scope, its outcome, or its impact on the Company’s financial results.

As noted in the Form 12b-25, the Company is working diligently towards the goal of being in a position to file the Q3 Form 10-Q, as well as its Form 8-K with the Company’s third quarter 2021 earnings press release and its amended Registration Statement on Form S-1 (File No. 333-258993) as soon as practicable after the conclusion of the investigation, but at this time cannot predict with certainty when the preparation and filing of those forms will be completed. The Company intends to timely submit a plan to regain compliance to the Nasdaq Listing Qualifications Department. During this time, and for the extension period which may be granted to the Company by the Nasdaq Listing Qualifications Department, the Company’s securities will continue to be listed on Nasdaq. Upon the Company’s filing of its Q3 Form 10-Q, the Company will again become compliant with Nasdaq Marketplace Rule 5250(c)(1). A copy of the press release issued by the Company announcing receipt of the Nasdaq Letter is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
99.1	Press Release dated November 23, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: November 23, 2021	By:	/s/ Jarret Johnson
	Name:	Jarret Johnson
	Title:	Vice President, General Counsel and Secretary

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